UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2021
Apex Global Brands Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	0-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, CA 91411
(Address of Principal Executive Offices, including Zip Code)
(818) 908-9868
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:  None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note
On April 1, 2021, Galaxy Apex Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Galaxy Universal LLC (“Parent”), merged with and into Apex Global Brands Inc. (the “Company”) with the Company surviving as the continuing entity as a wholly-owned direct subsidiary of Parent (the “Merger”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 16, 2021 (the “Merger Agreement”), by and among the Company, Parent, Merger Sub and Eugene Robin, solely in his capacity as representative, agent and attorney-in-fact.
Item 2.01	Completion of Acquisition or Disposition of Assets.
At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.02 per share (the “Common Stock”) other than (i) Common Stock that is owned by Parent or the Company or any of their respective direct or indirect wholly-owned subsidiaries and (ii) Common Stock that is owned by stockholders who have perfected and not withdrawn a demand for appraisal rights, was automatically canceled and ceased to exist, and was converted into the right to receive, upon the terms and subject to the conditions set forth in the Merger Agreement, $2.00 in cash, without interest, less any required withholding taxes (the “Merger Consideration”).
At the Effective Time, each Company option that was outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, was, by virtue of the Merger and without any action on the part of the holder thereof, cancelled without payment therefor and has no further force or effect.
At the Effective Time, each restricted stock unit covering shares of Common Stock (each, a “Company RSU”) that was outstanding immediately prior to the Effective Time, whether or not then vested, vested in full and was canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of shares of Common Stock subject to such Company RSU; multiplied by (B) $2.00, less any required withholding taxes.
The aggregate purchase price paid by Parent in connection with the Merger was approximately $69.1 million. Parent funded the consideration and certain related fees and expenses through approximately $39.6 million of debt and approximately $29.5 million of equity commitments.
The foregoing description of the Merger Agreement and the Merger in this Current Report on Form 8-K does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2021 and incorporated herein by reference.
Item 3.03	Material Modification to Rights of Security Holders.
Upon the Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right, in respect of each of the shares of Common Stock, to receive the applicable Merger Consideration).
The information disclosed under the Introductory Note and Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.01	Changes in Control of Registrant.
Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, the Company became a wholly-owned subsidiary of Parent, and accordingly, a change in control of the Company occurred.
The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Effective Time, each director and officer of the Company immediately prior to the Effective Time resigned from and ceased serving as a director of the Board of Directors of the Company (the “Board”) and any and all committees thereof, and as an officer of the Company, respectively. Each director and officer resigned in accordance with the terms of the Merger Agreement and in connection with the consummation of the transactions contemplated thereby, and no director or officer resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On March 31, 2021, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the stockholders of the Company voted on (a) a proposal to adopt the Merger Agreement and the Merger (the “Merger Proposal”), (b) a proposal to approve, by non-binding, advisory vote, certain compensation that may be paid to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”) and (c) a proposal to approve an adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal (the “Adjournment Proposal” and, together with the Merger Proposal and the Compensation Proposal, the “Proposals”). The Proposals are described in detail in the Company’s definitive proxy statement filed with the SEC on March 4, 2021. The final voting results regarding each Proposal are set forth below. As of February 22, 2021, the record date for the Special Meeting, there were 566,929 shares of Common Stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, there were 315,366 shares represented in person or by proxy, which number constituted a quorum.
Merger Proposal:
For	Against	Abstain	Broker Non-Votes
285,331	28,280	1,755	0

Compensation Proposal:
For	Against	Abstain	Broker Non-Votes
274,097	39,216	2,053	0

Adjournment Proposal:
For	Against	Abstain	Broker Non-Votes
283,806	29,233	2,327	0

Based on the votes set forth above, the Proposals were duly approved and the Merger Agreement was duly adopted by the stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
APEX GLOBAL BRANDS INC.

By:	/s/ Henry Stupp
Name: Henry Stupp
Title: Authorized Representative

Dated:  April 5, 2021